UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2019

BERKSHIRE HILLS BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15781	04-3510455
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

60 State Street, Boston, Massachusetts	02109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 773-5601 ext. 133773

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BHLB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02  Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 30, 2019, Berkshire Hills Bancorp, Inc. (the “Company”), the holding company of Berkshire Bank, unanimously approved the appointment of Baye Adofo-Wilson, Rheo A. Brouillard and William H. Hughes III to the Company’s Board of Directors. Messers. Adofo-Wilson, Brouillard and Hughes were also appointed to the Board of Directors of Berkshire Bank.

Baye Adofo-Wilson, Esq. has over 20 years of experience in law and business development, with a focus on community development, including the position of Deputy Mayor/Director, Economic and Housing Development for the City of Newark, New Jersey.  Currently, Mr. Adofo-Wilson is Of Council at Rainon, Coughlin & Minchello focusing on redevelopment law and specializing in New Jersey’s urban transitioning communities and municipalities, while also serving as CEO of BAW Development, LLC, a national real estate development company concentrating on redevelopment and consulting services in diverse communities. He joins the Audit Committee and the Corporate Responsibility and Culture Committee.

Rheo A. Brouillard has more than 40 years of experience in the financial services industry, holding key roles at multiple financial services institutions.  Mr. Brouillard most recently served as Director, President and CEO of SI Financial Group, Inc.  Berkshire recently acquired SI Financial, together with its Willimantic CT based subsidiary, Savings Institute Bank & Trust.  Mr. Brouillard has been a staunch supporter of community development associations throughout his career and a champion for the communities he serves in Southeast New England.  He joins the Compliance and Regulatory Committee and the Risk Management and Capital Committee.

William H. Hughes III has over 30 years of business experience with expertise in strategy development and execution, technology services and cybersecurity.   Mr. Hughes is the founder and President of Open4 Learning, an advisory business that is focused on innovation and growth in the education technology and employment technology sectors.  He is also the founding Manager of CyberHabits LLC, which is a learning-centered cybersecurity solutions company.  A Boston-area resident, Mr. Hughes joins the Compensation Committee and the Risk Management and Capital Committee.

There are no arrangements between any of Messrs. Adofo-Wilson, Brouillard and Hughes and any other persons pursuant to which any of appointees were selected as a director. There are no transactions, or proposed transactions, to which the Company is or was to be party and in which any of Messrs. Adofo-Wilson, Brouillard and Hughes has a direct or indirect material interest that are required to be disclosed under Item 404(a) of Regulation S-K.

Item 9.01  Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit Number Description
99.1 Press Release dated May 30, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERKSHIRE HILLS BANCORP, INC.
DATE: May 30, 2019	By:	/s/ Wm. Gordon Prescott
Wm. Gordon Prescott
Senior Executive Vice President and General Counsel